UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2025

CO-DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices) (Zip Code)

(801) 438-1036

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 17, 2025, Co-Diagnostics, Inc., a Utah corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two institutional investors (the “Investors”) named therein, pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under Nasdaq rules by the Company directly to the Investors (the “Offering”) an aggregate of 9,619,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), at an offering price of $0.40 per Share.

Pursuant to the Purchase Agreement, we agreed to provide participation rights to each of the Investors to participate in up to 30% each of any subsequent financing within 12 months from the closing date of the Offering. These rights apply to any issuance of preferred shares, debt, or other securities offerings, subject to proper notice procedures and timing requirements. The participation rights are subject to beneficial ownership limitations of 4.99% (or 9.99% at the Investor’s election) and exclude certain exempt issuances as stated in the Purchase Agreement, including purchases pursuant to at-the-market equity offerings. The Purchase Agreement also contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 30-day period following the closing of the Offering.

The Shares will be offered by the Company pursuant to a prospectus supplement to a registration statement on Form S-3 (File No. 333-270628), which was filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2023, and was declared effective by the Commission on April 6, 2023.

Also on September 17, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”) pursuant to which the Company engaged the Placement Agent as the exclusive placement agent in connection with the Offering. The Company agreed to pay the Placement Agent a cash fee equal to seven percent (7.0%) of the gross proceeds from the sale of the Shares. The Company also agreed to reimburse the Placement Agent for out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $50,000. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Offering is expected to close on September 18, 2025. The aggregate gross proceeds to the Company from the Offering will be approximately $3.8 million before deducting the Placement Agent’s fees and related offering expenses. The Company intends to use proceeds from the Offering for working capital and general corporate purposes.

The foregoing summaries of the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1 and 1.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Dorsey & Whitney LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events

On September 17, 2025, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Offering. A copy of the Pricing Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding the closing of the Offering and anticipated use of proceeds. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements, including but not limited to risks related to the closing of the Offering and other risks described in the Company’s filings with the Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements are based on current expectations and assumptions, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of September 17, 2025, by and between the Company and Maxim Group LLC
5.1	Opinion of Dorsey & Whitney LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
99.1	Pricing Press Release, dated September 17, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: September 18, 2025	By:	/s/ Brian Brown
	Name:	Brian Brown
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)